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EXHIBIT 5.1

OPINION OF CALLISTER NEBEKER & MCCULLOUGH


                   [CALLISTER NEBEKER & McCULLOUGH LETTERHEAD]


                                 August 14, 2000
                                                                   (801)530-7456
                                                               lshart@cnmlaw.com


ALPNET, Inc.
4460 South Highland Drive, Suite 100
Salt Lake City, UT 84124-3543


Ladies and Gentlemen:


     We are acting as counsel to ALPNET, Inc., a Utah corporation (the "COMPANY") in connection with the registration, on a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of up to $12,000,000 aggregate amount of (i) shares of common stock, no par value (the "COMMON STOCK"), and (ii) warrants (the "WARRANTS") to purchase Common Stock. The Common Stock and the Warrants are referred to collectively as the "SECURITIES").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     Based on the foregoing, we are of the opinion that:

          (A) When (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock, and (ii) such shares have been issued and sold as contemplated in the Registration Statement, the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

          (B) When (i) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (ii) such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon exercise of any such Warrants in accordance with the terms of the applicable Warrant Agreement will be duly authorized, validly issued, fully paid and non-assessable.
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     The foregoing opinions are subject to, and qualified by, the following additional conditions:

          (1) With respect to the Common Stock, the due authorization for issuance of such number of shares of Common Stock that are offered and sold; and

          (2) With respect to the Warrants, the due authorization, execution and delivery by the Company, and by each counterparty thereto, of each applicable warrant agreement evidencing any of the Warrants and payment therefore in accordance with the terms of such authorization.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       CALLISTER NEBEKER & MCCULLOUGH
                                       A Professional Corporation


                                       \s\ Laurie S. Hart
                                       --------------------------
                                       Laurie S. Hart